Exhibit 3.105

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:21 PM 03/04/2004
FILED 03:21 PM 03/04/2004
SRV 040166529 - 3773117 FILE

CERTIFICATE OF FORMATION
OF
OHI ASSET II (CA), LLC

          This Certificate of Formation of OHI ASSET II (CA), LLC, dated as of March 4, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et seq.)

          FIRST. The name of the limited liability company formed hereby is OHI ASSET II (CA), LLC.

          SECOND. The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person